Exhibit 99.2

Reported Consolidated Results

ZILLOW GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,566	$1,466
Short-term investments	1,745	1,896
Accounts receivable, net	90	72
Mortgage loans held for sale	73	41
Prepaid expenses and other current assets	155	126
Restricted cash	2	2
Total current assets	3,631	3,603
Contract cost assets	23	23
Property and equipment, net	309	271
Right of use assets	108	126
Goodwill	2,374	2,374
Intangible assets, net	153	154
Other assets	20	12
Total assets	$6,618	$6,563
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$21	$20
Accrued expenses and other current liabilities	118	90
Accrued compensation and benefits	50	48
Borrowings under credit facilities	66	37
Deferred revenue	49	44
Lease liabilities, current portion	29	31
Total current liabilities	333	270
Lease liabilities, net of current portion	126	139
Convertible senior notes	1,663	1,660
Other long-term liabilities	10	12
Total liabilities	2,132	2,081
Shareholders’ equity:
Class A common stock	—	—
Class B common stock	—	—
Class C capital stock	—	—
Additional paid-in capital	6,174	6,109
Accumulated other comprehensive loss	(19)	(15)
Accumulated deficit	(1,669)	(1,612)
Total shareholders’ equity	4,486	4,482
Total liabilities and shareholders’ equity	$6,618	$6,563

ZILLOW GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share data, which are presented in thousands, and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$506	$504	$975	$1,040
Cost of revenue (1)	104	97	196	189
Gross profit	402	407	779	851
Operating expenses:
Sales and marketing (1)	173	163	329	337
Technology and development (1)	140	119	277	227
General and administrative (1)	153	120	276	232
Impairment and restructuring costs	2	—	8	14
Acquisition-related costs	1	—	1	—
Total operating expenses	469	402	891	810
Income (loss) from continuing operations	(67)	5	(112)	41
Other income	42	5	74	7
Interest expense	(9)	(9)	(18)	(17)
Income (loss) from continuing operations before income taxes	(34)	1	(56)	31
Income tax benefit (expense)	(1)	9	(1)	4
Net income (loss) from continuing operations	(35)	10	(57)	35
Net loss from discontinued operations, net of income taxes	—	(2)	—	(11)
Net income (loss)	$(35)	$8	$(57)	$24
Net income (loss) from continuing operations per share:
Basic	$(0.15)	$0.04	$(0.24)	$0.14
Diluted	$(0.15)	$0.04	$(0.24)	$0.13
Net income (loss) per share:
Basic	$(0.15)	$0.03	$(0.24)	$0.10
Diluted	$(0.15)	$0.03	$(0.24)	$0.09
Weighted-average shares outstanding:
Basic	233,629	243,942	234,023	246,229
Diluted	233,629	245,163	234,023	248,544
(1) Includes share-based compensation expense as follows:
Cost of revenue	$4	$4	$8	$7
Sales and marketing	19	14	35	25
Technology and development	42	38	81	66
General and administrative	65	43	109	78
Share-based compensation - continuing operations	$130	$99	$233	$176
Adjusted EBITDA (2)	$111	$145	$215	$311
(2) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See Exhibit 99.1 for more information regarding our presentation of Adjusted EBITDA and for a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, for each of the periods presented. Adjusted EBITDA excludes the impact of discontinued operations.

ZILLOW GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Six Months Ended June 30,
	2023	2022
Operating activities
Net income (loss)	$(57)	$24
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	85	87
Share-based compensation	233	193
Amortization of right of use assets	12	11
Amortization of contract cost assets	11	16
Amortization of debt discount and debt issuance costs	3	24
Loss on extinguishment of debt	—	21
Accretion of bond discount	(20)	(11)
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	1	11
Changes in operating assets and liabilities:
Accounts receivable	(19)	81
Mortgage loans held for sale	(32)	46
Inventory	—	3,881
Prepaid expenses and other assets	(30)	4
Contract cost assets	(11)	(8)
Lease liabilities	(15)	(8)
Accounts payable	—	(1)
Accrued expenses and other current liabilities	27	(69)
Accrued compensation and benefits	2	(47)
Deferred revenue	5	1
Other long-term liabilities	(2)	(1)
Net cash provided by operating activities	193	4,255
Investing activities
Proceeds from maturities of investments	806	160
Purchases of investments	(638)	(1,023)
Purchases of property and equipment	(66)	(60)
Purchases of intangible assets	(18)	(11)
Net cash provided by (used in) investing activities	84	(934)
Financing activities
Repayments of borrowings on credit facilities	—	(2,205)
Net borrowings (repayments) on warehouse line of credit and repurchase agreements	29	(58)
Repurchases of Class A common stock and Class C capital stock	(236)	(597)
Settlement of long-term debt	—	(1,158)
Proceeds from exercise of stock options	30	42
Net cash used in financing activities	(177)	(3,976)
Net increase (decrease) in cash, cash equivalents and restricted cash during period	100	(655)
Cash, cash equivalents and restricted cash at beginning of period	1,468	2,838
Cash, cash equivalents and restricted cash at end of period	$1,568	$2,183
Supplemental disclosures of cash flow information
Noncash transactions:
Capitalized share-based compensation	$38	$20
Write-off of fully depreciated property and equipment	16	33
Write-off of fully amortized intangible assets	2	196
Recognition of operating right of use assets and lease liabilities	—	14
Settlement of beneficial interests in securitizations	—	79

Non-GAAP Net Income per Share
Our presentation of non-GAAP net income per share excludes the impact of the results of discontinued operations, share-based compensation, impairment and restructuring costs, acquisition-related costs and income taxes. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income per share as supplemental information to investors, as we believe the exclusion of the results of discontinued operations, share-based compensation, impairment and restructuring costs, acquisition-related costs and income taxes facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider non-GAAP net income per share in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table sets forth a reconciliation of non-GAAP net income, adjusted, to net income (loss), as reported on a GAAP basis, and the calculation of non-GAAP net income per share - basic and diluted, for each of the periods presented (in millions, except share data, which are presented in thousands, and per share data, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss), as reported	$(35)	$8	$(57)	$24
Loss from discontinued operations, net of income taxes	—	2	—	11
Share-based compensation	130	99	233	176
Impairment and restructuring costs	2	—	8	14
Acquisition-related costs	1	—	1	—
Income taxes	1	(9)	1	(4)
Net income, adjusted	$99	$100	$186	$221
Non-GAAP net income per share:
Basic	$0.42	$0.41	$0.80	$0.90
Diluted	$0.39	$0.38	$0.74	$0.83
Weighted-average shares outstanding:
Basic	233,629	243,942	234,023	246,229
Diluted	263,455	270,609	262,786	273,990
Diluted non-GAAP net income per share for the periods presented is calculated using diluted weighted-average shares outstanding, which includes potential shares of Class A common stock and Class C capital stock for the periods in which their effect would have been dilutive. The potential shares of Class A common stock and Class C capital stock were excluded from the calculation of non-GAAP net income per share for certain periods presented if their effect would have been antidilutive. The following table reconciles the denominators used in the basic and diluted non-GAAP net income per share calculations (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Denominator for basic calculation	233,629	243,942	234,023	246,229
Effect of dilutive securities:
Option awards	1,774	964	1,516	1,757
Unvested restricted stock units	2,606	257	1,801	558
Convertible senior notes due in 2024 and 2026	25,446	25,446	25,446	25,446
Denominator for dilutive calculation	263,455	270,609	262,786	273,990

Key Metrics
The following table presents our visits and average monthly unique users for the periods presented (in millions, except percentages):

	Three Months Ended June 30,		2022 to 2023 % Change	Six Months Ended June 30,		2022 to 2023 % Change
	2023	2022		2023	2022
Visits (1)	2,653	2,897	(8)%	5,140	5,524	(7)%
Average monthly unique users (2)	226	234	(3)%	219	222	(1)%

(1) Visits includes groups of interactions by users with the Zillow, Trulia and StreetEasy mobile apps and websites. Zillow and StreetEasy measure visits with Google Analytics and Trulia measures visits with Adobe Analytics.
(2) Zillow, StreetEasy and HotPads measure unique users with Google Analytics, and Trulia measures unique users with Adobe Analytics.

The following table presents loan origination volume by purpose and in total for Zillow Home Loans for the periods presented (in millions, except percentages):

	Three Months Ended June 30,		2022 to 2023 % Change	Six Months Ended June 30,		2022 to 2023 % Change
	2023	2022		2023	2022
Purchase loan origination volume	$336	$194	73%	$595	$317	88%
Refinance loan origination volume	4	136	(97)%	7	714	(99)%
Total loan origination volume	$340	$330	3%	$602	$1,031	(42)%